Exhibit 21.1

DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES

LIST OF SUBSIDIARIES OF THE REGISTRANT

Reliance Standard Life Insurance Company of Texas (Incorporated in Texas), a subsidiary of Delphi Financial Group, Inc.

Reliance Standard Life Insurance Company (Incorporated in Illinois), a subsidiary of Reliance Standard Life Insurance Company of Texas.

First Reliance Standard Life Insurance Company (Incorporated in New York), a subsidiary of Reliance Standard Life Insurance Company.

SIG Holdings, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Safety National Casualty Corporation (Incorporated in Missouri), a subsidiary of SIG Holdings, Inc.

Safety First Insurance Company (Incorporated in Illinois), a subsidiary of Safety National Casualty Corporation.

Safety National Re SPC (Incorporated in the Cayman Islands), a subsidiary of Safety National Casualty Corporation.

Greenbrook LLC (Organized in Delaware), a subsidiary of Safety National Casualty Corporation.

Matrix Absence Management, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Matrix Payroll Services, Inc. (Incorporated in California), a subsidiary of Matrix Absence Management, Inc.

Chestnut Investors II, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Chestnut Investors III, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Chestnut Investors IV, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

DFG II Corporation (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

DFG Corporation (Incorporated in Delaware), a subsidiary of DFG II Corporation.

Delphi Capital Management, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

RSL Marketing, Inc. (Incorporated in Nevada), a subsidiary of Delphi Financial Group, Inc.

Delphi Brokerage Company (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Delphi Finance Trust I (Organized in Delaware), a subsidiary of Delphi Financial Group, Inc.

TER I LLC (Organized in Delaware), a subsidiary of Reliance Standard Life Insurance Company.